Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
Exhibit. Supplemental Consolidating Financial Information
The following tables present the balance sheets as of December 31, 2021 and 2020, statements of operations for years ended December 31, 2021 and 2020, cash flows for years ended December 31, 2021 and 2020, and Adjusted EBITDA for the quarter and year ended December 31, 2021 of Caesars Resort Collection, LLC (“CRC”), as it consolidates into CEI as a wholly-owned subsidiary. “Other Operations, Eliminations” presents the operations of CEI’s other subsidiaries, including eliminations of intercompany transactions. CEI consolidated balance does not include CRC until the period starting from July 20, 2020.
The consolidating condensed balance sheets as of December 31, 2021 and 2020 are as follows:

	December 31, 2021			December 31, 2020
(In millions)	CRC (1)	Other Operations, Eliminations	CEI Consolidated	CRC (1)	Other Operations, Eliminations	CEI Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$508	$562	$1,070	$392	$1,384	$1,776
Restricted cash and investments	13	306	319	9	2,012	2,021
Accounts receivable, net	369	103	472	267	75	342
Due from affiliates	—	—	—	613	(569)	44
Inventories	30	12	42	30	14	44
Prepayments and other current assets	189	101	290	159	94	253
Assets held for sale	—	3,771	3,771	871	712	1,583
Total current assets	1,109	4,855	5,964	2,341	3,722	6,063
Investments in and advances to unconsolidated affiliates	—	158	158	—	173	173
Property and equipment, net	11,688	2,913	14,601	12,165	2,570	14,735
Gaming rights and other intangibles, net	3,255	1,665	4,920	3,181	1,102	4,283
Goodwill	9,014	2,062	11,076	9,013	851	9,864
Other assets, net	1,500	(188)	1,312	1,443	(176)	1,267
Total assets	$26,566	$11,465	$38,031	$28,143	$8,242	$36,385
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	175	79	254	112	55	167
Accrued interest	118	202	320	46	183	229
Accrued other liabilities	1,053	920	1,973	851	412	1,263
Due to affiliates	601	(601)	—	12	(12)	—
Current portion of long-term debt	$67	$3	$70	$67	$—	$67
Liabilities related to assets held for sale	—	2,680	2,680	548	239	787
Total current liabilities	2,014	3,283	5,297	1,636	877	2,513
Long-term financing obligation	11,191	1,233	12,424	11,064	1,231	12,295
Long-term debt	6,861	6,861	13,722	8,304	5,769	14,073
Long-term debt to related party	15	(15)	—	15	(15)	—
Deferred income taxes	1,555	(444)	1,111	1,223	(57)	1,166
Other long-term liabilities	524	412	936	682	622	1,304
Total liabilities	22,160	11,330	33,490	22,924	8,427	31,351
STOCKHOLDERS' EQUITY:
Caesars stockholders’ equity	4,395	85	4,480	5,202	(186)	5,016
Noncontrolling interests	11	50	61	17	1	18
Total stockholders’ equity	4,406	135	4,541	5,219	(185)	5,034
Total liabilities and stockholders’ equity	$26,566	$11,465	$38,031	$28,143	$8,242	$36,385
____________________
(1)In connection with the Merger, CEOC, LLC has been contributed to CRC and the results for the periods presented have been recast as the contribution was between entities under common control.

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed statements of operations for years ended December 31, 2021 and 2020 are as follows:

	Year Ended December 31, 2021			Year Ended December 31, 2020
(In millions)	CRC (1)	Other Operations, Eliminations	CEI Consolidated	CRC (1)	Other Operations, Eliminations	CEI Consolidated
REVENUES:
Casino and pari-mutuel commissions	$4,010	$1,817	$5,827	$2,719	$(237)	$2,482
Food and beverage	970	170	1,140	596	(254)	342
Hotel	1,309	242	1,551	686	(236)	450
Other	933	119	1,052	614	(260)	354
Net revenues	7,222	2,348	9,570	4,615	(987)	3,628
EXPENSES:
Casino and pari-mutuel commissions	1,830	1,299	3,129	1,603	(332)	1,271
Food and beverage	587	120	707	476	(211)	265
Hotel	357	81	438	263	(93)	170
Other	353	20	373	310	(170)	140
General and administrative	1,214	568	1,782	1,165	(263)	902
Corporate	249	60	309	224	(29)	195
Impairment charges	102	—	102	68	147	215
Depreciation and amortization	891	235	1,126	938	(355)	583
Transaction costs and other operating costs	56	88	144	170	100	270
Total operating expenses	5,639	2,471	8,110	5,217	(1,206)	4,011
Operating income (loss)	1,583	(123)	1,460	(602)	219	(383)
OTHER EXPENSE:
Interest expense, net	(1,648)	(647)	(2,295)	(1,465)	263	(1,202)
Loss on extinguishment of debt	(200)	(36)	(236)	—	(197)	(197)
Other income (loss)	(2)	(196)	(198)	(13)	189	176
Total other expense	(1,850)	(879)	(2,729)	(1,478)	255	(1,223)
Income (loss) from continuing operations before income taxes	(267)	(1,002)	(1,269)	(2,080)	474	(1,606)
Benefit (provision) for income taxes	60	223	283	(171)	39	(132)
Net income (loss) from continuing operations, net of income taxes	(207)	(779)	(986)	(2,251)	513	(1,738)
Discontinued operations, net of income taxes	(22)	(8)	(30)	(20)	—	(20)
Net income (loss)	(229)	(787)	(1,016)	(2,271)	513	(1,758)
Net (income) loss attributable to noncontrolling interests	(3)	—	(3)	6	(5)	1
Net income (loss) attributable to Caesars	$(232)	$(787)	$(1,019)	$(2,265)	$508	$(1,757)
____________________
(1)In connection with the Merger, CEOC, LLC has been contributed to CRC and the results for the periods presented have been recast as the contribution was between entities under common control.

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed statements of cash flows for years ended December 31, 2021 and 2020 are as follows:

	Year Ended December 31, 2021			Year Ended December 31, 2020
(In millions)	CRC (1)	Other Operations, Eliminations	CEI Consolidated	CRC (1)	Other Operations, Eliminations	CEI Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by (used in) operating activities	$2,304	$(1,105)	$1,199	$(759)	$198	$(561)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment, net	(327)	(193)	(520)	(294)	130	(164)
Former Caesars acquisition, net of cash acquired	—	—	—	—	(6,314)	(6,314)
William Hill acquisition, net of cash acquired	—	(1,581)	(1,581)	—	—	—
Purchase of additional interest in Horseshoe Baltimore, net of cash consolidated	—	(5)	(5)	—	—	—
Acquisition of gaming rights and trademarks	(262)	(50)	(312)	(80)	45	(35)
Proceeds from sale of businesses, property and equipment, net of cash sold	261	465	726	14	352	366
Proceeds from the sale of investments	—	239	239	—	25	25
Proceeds from insurance related to property damage	—	44	44	—	17	17
Investments in unconsolidated affiliates	—	(39)	(39)	—	(1)	(1)
Other	—	—	—	—	6	6
Net cash provided used in investing activities	(328)	(1,120)	(1,448)	(360)	(5,740)	(6,100)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt and revolving credit facilities	108	1,200	1,308	3,938	5,827	9,765
Repayments of long-term debt and revolving credit facilities	(1,875)	(102)	(1,977)	(2,412)	(1,330)	(3,742)
Proceeds from sale-leaseback financing arrangement	—	—	—	3,219	5	3,224
Financing obligation payments	—	(5)	(5)	(58)	9	(49)
Transactions with parent	(117)	117	—	(4,384)	4,384	—
Debt issuance and extinguishment costs	—	(56)	(56)	(124)	(232)	(356)
Proceeds from issuance of common stock	—	3	3	—	2,718	2,718
Cash paid to settle convertible notes	—	(367)	(367)	—	(903)	(903)
Taxes paid related to net share settlement of equity awards	—	(45)	(45)	—	(16)	(16)
Distributions to noncontrolling interest	—	(2)	(2)	—	—	—
Net cash provided by (used in) financing activities	(1,884)	743	(1,141)	179	10,462	10,641
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Cash flows from operating activities	26	(53)	(27)	7	(28)	(21)
Cash flows from investing activities	(2)	(1,473)	(1,475)	(6)	1	(5)
Cash flows from financing activities	—	591	591	—	—	—
Net cash from discontinued operations	24	(935)	(911)	1	(27)	(26)
Change in cash, cash equivalents, and restricted cash classified as assets held for sale	—	10	10	(72)	52	(20)
Effect of foreign currency exchange rates on cash	—	32	32	—	129	129
Increase (decrease) in cash, cash equivalents and restricted cash	116	(2,375)	(2,259)	(1,011)	5,074	4,063
Cash, cash equivalents and restricted cash, beginning of period	411	3,869	4,280	1,422	(1,205)	217
Cash, cash equivalents and restricted cash, end of period	$527	$1,494	$2,021	$411	$3,869	$4,280
____________________
(1)In connection with the Merger, CEOC, LLC has been contributed to CRC and the results for the periods presented have been recast as the contribution was between entities under common control.

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The reconciliations of net income (loss) attributable to Caesars to Adjusted EBITDA for quarter and year ended December 31, 2021 are as follows:

	Three Months Ended December 31, 2021			Year Ended December 31, 2021
(In millions)	CRC (1)	Other Operations, Eliminations	CEI Consolidated	CRC (1)	Other Operations, Eliminations	CEI Consolidated
Net loss attributable to Caesars	$(127)	$(307)	$(434)	$(232)	$(787)	$(1,019)
Net income attributable to noncontrolling interests	1	—	1	3	—	3
Net income (loss) from discontinued operations	—	(8)	(8)	22	8	30
Income tax (benefit)/provision	11	(127)	(116)	(60)	(223)	(283)
Other (income)/loss	(3)	25	22	2	196	198
Loss on extinguishment of debt	93	3	96	200	36	236
Interest expense	393	168	561	1,648	647	2,295
Depreciation and amortization	215	69	284	891	235	1,126
Impairment charges	102	—	102	102	—	102
Transaction costs and other operating costs	5	26	31	56	88	144
Stock-based compensation expense	18	—	18	55	27	82
Other items	13	11	24	45	31	76
Adjusted EBITDA	$721	$(140)	$581	$2,732	$258	$2,990
____________________
(1)In connection with the Merger, CEOC, LLC has been contributed to CRC and the results for the periods presented have been recast as the contribution was between entities under common control.